Exhibit 99.1

News Release

Graham Corporation ♦ 20 Florence Avenue ♦ Batavia, NY 14020

IMMEDIATE RELEASE

GRAHAM CORPORATION ANNOUNCES APPOINTMENT OF WILLIAM ZMYNDAK AS DEPUTY GENERAL MANAGER OF GRAHAM MANUFACTURING

Alan Smith, Vice President and General Manager of Graham Manufacturing to retire in April 2026 and will serve in an advisory role moving forward

William Zmyndak is expected to assume the role of Vice President and General Manager of Graham Manufacturing upon Mr. Smith’s retirement

Additionally, the Company announces the appointments of Keith Oufnac as Chief Information Officer and Rachel Jaakkola as Chief Human Resources Officer

BATAVIA, NY, February 17, 2026 – Graham Corporation (NYSE: GHM) (“GHM” or the “Company”), a global leader in the design and manufacture of mission critical fluid, power, heat transfer vacuum, and advanced mixing technologies for the Defense, Energy & Process and Space industries, today announced the appointment of William Zmyndak, Deputy General Manager of Graham Manufacturing.

As part of a proactive succession plan, Alan Smith, currently Vice President and General Manager of Graham Manufacturing, will transition to a consulting and advisory role beginning in April 2026. In this capacity, Mr. Smith will continue to support the business and leadership team through a transition period upon his retirement. Effective April 2026, Mr. Zmyndak will assume the role of Vice President and General Manager of Graham Manufacturing upon Alan’s retirement.

Mr. Zmyndak brings more than three decades of manufacturing and operational leadership experience, including senior leadership and P&L responsibility across complex, multi-site aerospace and industrial businesses. Prior to joining Graham, he served as Vice President and General Manager at ITT Control Technologies, where he led operations across multiple U.S. and international locations and drove margin expansion, operational excellence, and growth initiatives. Earlier in his career, Mr. Zmyndak held senior leadership roles at Kaman Aerosystems, Chromalloy, Barnes Aerospace, and Pratt & Whitney. He holds a Master of Business Administration from Purdue University and a Bachelor of Science in Manufacturing Engineering from Boston University.

In addition to this leadership transition, the Company announced two key leadership appointments that further strengthen its executive team.

Keith Oufnac has been appointed Chief Information Officer. Mr. Oufnac has more than 20 years of experience leading digital transformation, IT strategy, and cybersecurity initiatives across defense, aerospace, and highly regulated industries. Most recently, he served as Vice President of Information Technology at Bollinger Shipyards, where he led enterprise-wide infrastructure modernization, cybersecurity enhancements, and large-scale systems integration efforts, including support for significant acquisition activity.

Graham Corporation Announces Leadership Transition

February 6, 2025

Rachel Jaakkola has been appointed Chief Human Resources Officer. Ms. Jaakkola is a seasoned human resources executive with over a decade of experience building and scaling people organizations within aerospace, defense, and energy companies. She has a proven track record in talent strategy, leadership development, employee engagement, and M&A integration. Prior to joining Graham, Ms. Jaakkola served in senior HR leadership roles at Barber-Nichols, where she established and led the human resources function through periods of significant growth and organizational transformation.

Matthew J. Malone, President and Chief Executive Officer of Graham Corporation, said, “Alan has been instrumental in strengthening Graham Manufacturing for over 30 years of his career, and we are grateful for his continued support during the transition. Will brings extensive operational and P&L leadership experience across complex manufacturing environments, along with a strong commitment to people and execution. I am confident he is the right leader to build on our momentum and continue driving operational excellence and growth. The additions of Keith and Rachel further strengthen our leadership team as we invest in the systems, people and capabilities needed to support our long-term strategy.”

About Graham Corporation

Graham is a global leader in the design and manufacture of mission-critical fluid, power, heat transfer, vacuum, and advanced mixing technologies for the Defense, Energy & Process, and Space industries. Graham Corporation and its family of global brands are built upon world-renowned engineering expertise, proprietary technologies, as well as its responsive and flexible service and the unsurpassed quality customers have come to expect from the Company’s products and systems. Graham Corporation routinely posts news and other important information on its website, grahamcorp.com, where additional information on Graham Corporation and its businesses can be found.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “continue,” “expects,” “will,” “plan” and other similar words. All statements addressing operating performance, events, or developments that Graham Corporation expects or anticipates will occur in the future, including but not limited to, expected future management personnel changes and the timing of such changes, expected expansion and growth opportunities, and its growth strategy, are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Graham Corporation’s most recent Annual Report filed with the Securities and Exchange Commission (the “SEC”), included under the heading entitled “Risk Factors”, and in other reports filed with the SEC.

Graham Corporation Announces Leadership Transition

February 6, 2025

Should one or more of these risks or uncertainties materialize or should any of Graham Corporation’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Graham Corporation’s forward-looking statements. Except as required by law, Graham Corporation disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

For more information:

Christopher J. Thome

Vice President - Finance and CFO

Phone: (585) 343-2216

Tom Cook

Investor Relations

Phone: (203)-682-8250

Tom.Cook@Icrinc.com

Source: Graham Corporation

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